                                                                    Exhibit 10.1

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT, dated as of October 11, 2006, is entered into by and among WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Parent"), and the stockholders of REIS, INC., a Delaware corporation (the "Company"), whose names appear on Schedule A hereto (each a "Stockholder" and collectively, the "Stockholders").

                                   WITNESSETH:

     WHEREAS, Parent, the Company, and [Merger Subsidiary], a Maryland limited liability company ("Merger Sub"), are parties to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), whereby Merger Sub will merge with and into the Company (the "Merger"), with the Merger Sub surviving as a wholly owned subsidiary of Parent;

     WHEREAS, each Stockholder is the sole beneficial owner (and holds sole beneficial voting power) of the Shares (as defined below) set forth opposite such Stockholder's name on Schedule A hereto; and

     WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, each Stockholder has agreed to vote all of its Shares pursuant to the terms and conditions of this Agreement and to certain other matters set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants and agreements contained herein and intending to be legally bound, the parties agree as follows:

     1. Defined Terms. For purposes of this Agreement the following terms shall have the following meanings (all other capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement):

          1.1 Expiration Time. "Expiration Time" shall mean the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms, or
(b) the Effective Time of the Merger.

          1.2 Shares. "Shares" shall mean (with respect to each Stockholder):
(a) all equity securities of the Company (including all shares of Company Stock and all options, warrants or other securities convertible into or exercisable for shares of Company Stock or any other equity securities of the Company) and any other rights to acquire shares or securities convertible into or exercisable for shares of Company Stock or any other equity securities of the Company beneficially owned by such Stockholder as of the date of this Agreement and (b) all additional shares of Company Stock which such Stockholder acquires beneficial ownership of during the period from the date of this Agreement through the Expiration Time.

     2. Representations and Warranties of Each Stockholder. Each Stockholder hereby severally and not jointly represents and warrants to Parent as follows:

          2.1 Title to the Shares. Such Stockholder is the owner (both beneficially and of record) of the Shares set forth opposite his name on Schedule A hereto. Such Stockholder has the exclusive power to vote the Shares on all matters submitted to holders of shares of Company Stock. Such Stockholder has good and marketable title to and, except as set forth on Schedule A hereto owns all of the Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other encumbrances of any nature. Except as set forth on Schedule A hereto, (i) such Stockholder hereby revokes any and all proxies or powers of attorney in existence immediately prior to the execution of this Agreement with respect to the Shares, and (ii) such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.

          2.2 Authority Relative to this Agreement. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes his legal, valid and binding obligation, enforceable against him in accordance with its terms, (a) except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) subject to general principles of equity. If such Stockholder is married, or marries prior to the Expiration Time, and such Stockholder's Shares constitute community property or otherwise require spousal or other approval in order for this Agreement to be legal, valid and binding, this Agreement has been (or, prior to the marriage, will be) approved executed and delivered by, and constitutes (or, prior to the marriage, will constitute) a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms.

          2.3 No Conflict. The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by such Stockholder or (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder.

     3. Covenants of Stockholder.

          3.1 Restriction on Transfer. Each Stockholder hereby covenants and agrees that prior to the termination or expiration of this Agreement, except as otherwise specifically contemplated by this Agreement or as set forth on Schedule A hereto, such Stockholder shall not, and shall not offer or agree to or consent to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy to, deposit any Shares into a voting trust, enter into a voting trust agreement or any other voting arrangement or create or permit to exist any additional security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares.

          3.2 Additional Shares. Prior to the Expiration Time, each Stockholder will promptly notify the Parent of the kind and number of any Company Stock acquired directly or beneficially by such Stockholder, if any, after the date hereof. Any such shares shall become "Shares" within the meaning of this Agreement.

     4. Voting Agreement.

          4.1 Voting Agreement. Each Stockholder agrees that, at all times prior to the Expiration Time, at every meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, such Stockholder shall be present (in person or by proxy) for purposes of establishing a quorum thereat and shall vote all of the Shares, or shall cause the Shares to be voted, (a) in favor of the Company Charter Amendment, (b) in favor of the adoption, approval and consummation of the Merger, the Merger Agreement and the other transactions contemplated thereby, and in favor of any matter that could reasonably be expected to facilitate the Merger (to the extent that the Shares have a right to vote thereon), and (c) against any proposal (other than the Merger Agreement and the transactions contemplated thereby) that could reasonably be expected to (i) result in any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's certificate of incorporation or the Company's bylaws,
(ii) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (iii) impair in any material respect the ability of the Company to perform its obligations under the Merger Agreement, or (iv) otherwise prevent, materially delay or interfere with the consummation of the transactions contemplated by the Merger Agreement.

          4.2 Other Voting; Stockholder Capacity. Each Stockholder may vote on all issues other than those specified in this Section 4 that may come before any meeting of the stockholders of the Company in its sole discretion. Parent acknowledges and agrees that each Stockholder is executing and delivering this Agreement solely in Stockholder's capacity as the record and beneficial owner of the Shares and no provision of this Agreement shall limit or otherwise restrict such Stockholder with respect to any act or omission that such Stockholder may undertake or authorize in such Stockholder's capacity as an officer of the Company or a member of the Board of Directors of the Company, as the case may be.

     5. Consents and Waivers.

          5.1 Consummation of Merger. Each Stockholder hereby gives any and all consents and waivers that are required for the consummation of the Merger under the terms of any agreements to which such Stockholder is a party or pursuant to any rights such Stockholder may have, in any case only in such Stockholder's capacity as the holder of the Shares (and specifically excluding, for example, any agreement or rights such Stockholder may have pursuant to any employment or severance agreement) or as a director of the Company.

          5.2 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent (pursuant to the DGCL or otherwise) with respect to the Merger.

     6. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding on any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting Company Stock or other voting securities of the Company, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall automatically and without any additional action by the parties attach to any additional shares of Company Stock issued to or acquired by such Stockholder.

     7. Termination. This Agreement shall terminate on the first to occur of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms, provided that the provisions of Section 8 of this Agreement shall survive any such termination and no such termination of this Agreement shall relieve any party from liability for any breach of this Agreement.

     8. Miscellaneous.

          8.1 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

          8.2 Specific Performance. The parties hereto agree that, in the event any provision of this Agreement is not performed in accordance with the terms of this Agreement, (a) the non-breaching party will sustain irreparable damages for which there is not an adequate remedy at law for money damages and (b) the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or in equity.

          8.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

          8.4 Assignment. Without the prior written consent of the other party to this Agreement, no party may assign any rights or delegate any obligations under this Agreement, by operation of law or otherwise. Any such purported assignment or delegation made without prior consent of the other party hereto shall be null and void.

          8.5 Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          8.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          8.8 Notices. Except as otherwise provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.8):

     if to Parent:

               Wellsford Real Properties, Inc.
               535 Madison Avenue, 26th Floor
               New York, NY 10022
               Attention: Mark P. Cantaluppi
                          James J. Burns
               Telephone: (212) 838-3400
               Facsimile: (212) 421-7244

     with additional copies to:

               King & Spalding LLP
               1185 Avenue of the Americas
               New York, New York 10036
               Telephone: (212) 556-2100
               Facsimile: (212) 556-2222
               Attention: Michael J. O'Brien
                          Stephen M. Wiseman

     if to Stockholder:

               At the address specified below such Stockholder's name on the Schedule A hereto.

     with additional copies to:

               Bryan Cave LLP
               1290 Avenue of the Americas
               New York, NY 10104
               Attention: Renee E. Frost
               Facsimile: (212) 541-4630
               Telephone: (212) 541-2000

          8.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in New York without regard to any principles of choice of law or conflicts of law of such state.

          8.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          8.12 Additional Documents. Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

          8.13 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 8.13.

                             [signatures to follow]


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

     IN WITNESS WHEREOF, the parties have executed or have caused this Agreement to be executed by their respective officers or other authorized persons thereunto duly authorized as of the date first above written.

                        PARENT:

                        WELLSFORD REAL PROPERTIES, INC.


                        By  /s/ Mark P. Cantaluppi
                           -----------------------------------------------
                        Name:  Mark P. Cantaluppi
                              --------------------------------------------
                        Title:  Chief Financial Officer and Vice President
                               -------------------------------------------


                        STOCKHOLDERS:

                        /s/ Lloyd Lynford
                        --------------------------------------------------
                        Lloyd Lynford
                        Address: c/o Reis, Inc.
                                 530 Fifth Avenue
                                 New York, NY 10036

                        /s/ Jonathan Garfield
                        --------------------------------------------------
                        Jonathan Garfield
                        Address: c/o Reis, Inc.
                                 530 Fifth Avenue
                                 New York, NY 10036

                                                                      Schedule A

                                 EXISTING SHARES

NAME OF STOCKHOLDER                              SHARES
-------------------                              ------
Lloyd Lynford         (1) Common Stock, par value $0.01 per share: 2,464,399
                      shares

                      277,266 shares of Common Stock pledged to the Company to secure a loan, and an irrevocable proxy granted to the Company with respect to such shares, effective upon an Event of Default (as defined in the Pledge Agreement, dated as of August 7, 1998, as amended, between such Stockholder and the Company)

                      (2) Series D Preferred Stock, par value $0.01 per share: 33 shares

Jonathan Garfield     (1) Common Stock, par value $0.01 per share: 1,639,047
                      shares

                      128,730 shares of Common Stock pledged to the Company to secure a loan, and an irrevocable proxy granted to the Company with respect to such shares, effective upon an Event of Default (as defined in the Pledge Agreement, dated as of August 7, 1998, as amended, between such Stockholder and the Company)

                      (2) Series D Preferred Stock, par value $0.01 per share: 83 shares


                                    Sch. A-1